Exhibit 99.1

000004

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Using a black Ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

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Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on XXXXXX XX, 20XX.

Vote by Internet • Log on to the Internet and go to www.investorvote.com\VLCY • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

		For	Against	Abstain
1.	To adopt the Agreement and Plan of Mergers, dated as of June 20, 2009, by and among Cambium-Voyager Holdings, Inc., Voyager Learning Company, Vowel Acquisition Corp., VSS-Cambium Holdings II Corp., Consonant Acquisition Corp., and Vowel Representative, LLC.	☐	☐	☐

		For	Against	Abstain
2.	To approve the adjournment of the meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance Mark the box to the right to if you plan to attend the Special Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Directions to the Meeting
From DFW Airport:
Merge onto 1-635 E
Take Exit 28 toward Luna Rd
Turn Left at Luna Rd
Turn Right at Valley View Lane
Destination is on the Right
Arrive: 1800 Valley View Lane, Dallas, Texas 75234

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Voyager Learning Company

Notice of 2009 Special Meeting of Stockholders
1800 Valley View Lane, Suite 400, Dallas, TX 75234
Proxy Solicited by Board of Directors for Special Meeting — [                  ], 2009
Richard Surratt and Todd Buchardt, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Voyager Learning Company to be held on [                  ], 2009 at 8:00 a.m. local time, at Voyager’s corporate headquarters, located at 1800 Valley View Lane, Suite 400, Dallas, Texas 75234 or at any postponement or adjournment thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement / Prospectus, each dated [                  ], 2009.
Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1 and Proposal 2.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
(Items to be voted appear on reverse side.)